SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2008

ADUROMED INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware -------- State or other jurisdiction of incorporation)	000-03125 ----------- (Commission File Number)	21-0661726 -------------- (I.R.S. Employer Identification No.)

3 Trowbridge Drive, Bethel, Connecticut 06801

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (203) 798-1080.

Item 1.01. Entry into a Material Definitive Agreement.

Effective as of July 10, 2008, the Company, the Company’s wholly-owned subsidiary, Aduromed Corporation (“Aduromed”), Pequot Capital Management, Inc. (“Pequot”), on behalf of various funds managed by Pequot (the “Pequot Funds”), Sherleigh Associates Inc. Defined Benefit Pension Plan (“Sherleigh”), holders of $1,225,000 in principal amount of the Company’s 12% Secured Promissory Notes due July 31, 2008 (the “Bridge Loan Holders”), and Mr. Joseph Esposito, corporate and business development advisor to the Company (“Esposito”) entered into a Master Restructuring Agreement (“MRA”) regarding their respective investments in the Company.

Existing investments in the Company will be restructured pursuant to the terms of the MRA and certain other changes will be implemented and all transactions will be deemed to occur contemporaneously as of August 4, 2008 or such other time as the parties shall mutually agree (the “Effective Time”). The major terms of the MRA are as follows:

•
Sherleigh will (i) convert its shares of Series A and Series B Preferred Stock into 20,000,081 shares of common stock of the Company, par value $0.0001 per share (“Common Stock”), (ii) convert accumulated dividends payable on its Preferred Stock as of June 30, 2008 in the amount of $383,576 into 15,343,040 shares of Common Stock and receive an additional common stock purchase warrants for 15,343,040 shares of Common Stock at an exercise price of $0.025 per share, and (iii) convert liquidated damages in the amount of $215,000 payable to Sherleigh by the Company into 8,600,000 shares of Common Stock and receive an additional common stock purchase warrants for 8,600,000 shares of Common Stock at an exercise price of $0.025 per share.

•
The Pequot Funds will surrender their shares of Series A and Series B Preferred Stock to the Company which shares will be cancelled, and the Pequot Funds will forfeit their right to receive accumulated dividends payable on their Preferred Stock as of June 30, 2008 in the amount of $690,436 and liquidated damages in the amount of $387,000 payable to the Pequot Funds by the Company.

•
The Series A and B Preferred Warrants will be amended such that they collectively represent the right to purchase 55,999,998 shares of Common Stock at an exercise price of $0.025 per share, of which Pequot Funds will hold warrants for the purchase of 36,000,001 shares of Common Stock and Sherleigh will hold warrants for the purchase of 19,999,997 shares of Common Stock and weighted average anti-dilution rights will be terminated.

•	The Amended and Restated Stockholders Agreement, dated as of January 23, 2006 among the Company, Aduromed, the Pequot Funds and Sherleigh will be terminated.
•
The Bridge Loan Holders will collectively convert a deemed principal amount of $1,275,000 of their notes into 93,750,000 shares of Common Stock and all such Bridge Loan Holders’ outstanding common stock warrants will collectively convert into warrants for the purchase of 93,750,000 shares of Common Stock at an exercise price of $0.025 per share and anti-dilution rights will be terminated.

•	All documents entered into in connection with the bridge loan will be terminated.
•	The Bridge Loan Holders will agree to extend the maturity of the bridge loan until the Effective Time and otherwise stand still in terms of exercising rights.
•
Esposito will invest at least $250,000 into the Company and will cause others to invest up to an additional $750,000 into the Company on a best efforts basis in return for up to 20,000,000 shares of Common Stock and common stock purchase warrants representing an equal amount of shares of Common Stock at an exercise price of $0.025 per share for every $250,000 invested.

•
The Pequot Funds will invest an additional $1,300,000 into the Company, with post restructuring holdings of 131,097,456 shares of Common Stock and warrants to purchase 131,097,456 shares of Common Stock at $0.025 per share.

•
Sherleigh will invest an additional $700,000 into the Company, with post restructuring holdings of 71,943,023 shares of Common Stock and warrants to purchase 71,943,023 shares of Common Stock at $0.025 per share.

•
The parties will agree to vote their shares of Common Stock from and after the Effective time such that Pequot and Sherleigh shall each receive the right to designate two additional persons to the Company’s board of directors and Heller shall receive the right to designate one additional person to the Company’s board of directors and the Company’s board of directors will consist of nine (9) members.

•
The employment agreements of Damien R. Tanaka, Chief Executive Officer and Kevin T. Dunphy, Chief Financial Officer will be terminated and such individuals will continue to perform in similar capacities in at will relationships until the consummation of the transactions contemplated by the MRA at which time they will enter into new employment agreements with the Company.

Item 5.01. Changes in Control of Registrant.

As of June 30, 2008, Mr. Damien R. Tanaka, the Chairman, President and CEO of the Company owned, beneficially and of record 7,632,000 shares of the Common Stock, or 17.25% of its outstanding voting shares, with options and warrants to purchase an additional 6,313,166 shares of Common Stock. These shares reflect his former equity interest in Aduromed which was converted into Common Stock upon the merger of Aduromed with the Company in January 2006 (the “Merger”). His equity interest in Aduromed was acquired over a period of eight (8) years in consideration for cash and other property contributed and services rendered by him to Aduromed.

The current “Investor Group” in the Company consists of: (a) Pequot (which is the Investment Manager for the Pequot Funds and holds all voting (except for those shares held by Premium Series PCC Limited--Cell 33) and dispositive power for all shares and warrants of the Company held of record by the Pequot Funds and may be deemed the beneficial owner of such shares and warrants; and (b) Sherleigh. Pequot disclaims beneficial ownership of all shares and warrants held in the Company. The sole director and controlling stockholder of Pequot is Arthur J. Samberg.

As of June 30, 2008, the Investor Group owned, beneficially and of record, 6,263,702 shares of the Series A Preferred Stock and 15,780,160 shares of the Series B Preferred Stock, or 36.89% of the Company's outstanding voting shares, with warrants to purchase 22,043,860 shares of the Common Stock. These interests were acquired in consideration for an investment by the Investor Group of $1,989,030.39 in Aduromed on October 5, 2005 and $5,010,970.04 in the Company on January 23, 2006.

The source of funds for the purchase of the foregoing shares of the Company by the Investors Group was the investment cash of the entities constituting the members of the Investor Group.

The Amended and Restated Stockholders' Agreement

By the terms of an Amended and Restated Stockholders' Agreement, dated as of January 23, 2006, by and among the Company, each of the Investor Group, Mr. Tanaka and three other holders of the Company's Common Stock (the “Stockholders’ Agreement”), it was agreed that for so long as Mr. Tanaka remains as CEO of the Company he would have the right to designate five (5) of the seven (7) members of the Company's Board of Directors. Also, by the terms of the Stockholders’ Agreement, the Investor Group had the right to appoint two (2) designees to the Company's Board. Effective as of the date of the Merger, the former members of the Company's Board of Directors, Pam J. Halter and Kevin B. Halter, Jr., resigned and were replaced by five (5) Tanaka designees, namely Damien R. Tanaka, Kevin T. Dunphy, Jay S. Bendis, Elan Gandsman and Ronald A. LaMorte; and by two (2) Investor Group designees, namely Paul Farrell and Philip Anderson. Philip Anderson resigned as a director of the Company effective December 8, 2006 and as of the date hereof no replacement for Mr. Anderson has been named by the Board. Paul Farrell resigned as a director of the Company effective May 22, 2008 and as of the date hereof no replacement for Mr. Farrell has been named by the Board.

Change in Control Pursuant to the MRA

Pursuant to the terms of the MRA, the Stockholders’ Agreement and Mr. Tanaka’s Employment Agreement are to be terminated as of the Effective Time. In addition, pursuant to the terms of the MRA, the parties to the MRA agreed among themselves that from and after the consummation of the transactions contemplated by the MRA they would vote their collective shares of Common Stock such that (i) the Company’s Board of Directors would be increased to nine (9) members, (ii) the Pequot Funds shall have the right to have two (2) designees elected to the Company’s Board of Directors, (iii) Sherleigh shall have the right to have two (2) designees elected to the Company’s Board of Directors, and (iv) Heller shall have the right to have one (1) designee elected to the Company’s Board of Directors.

Immediately after the consummation of the transactions contemplated by the MRA, the Company will have only common stockholders and the major common stockholders will be as follows:

Common Stockholder	% Ownership Post Restructuring	% Ownership Post Restructuring Fully Diluted
The Pequot Funds	32.06%	32.27%
Sherleigh	17.59%	17.71%
Joseph Esposito	9.78%	9.85%
Heller	14.58%	14.68%
Polak/Lazar Group	10.79%	10.86%

Item 3.02. Unregistered Sale of Equity Securities.

Pursuant to the terms of the MRA, $350,000 of the new money investment was invested into the Company on July 11, 2008 and the balance of the new money will be invested into the Company as of the Effective Time. The investors participating in this traunch 1 funding and the securities they received are set forth in the following table:

New Investor	Amount of Traunch 1 Investment	Number of Shares of Common Stock to be Issued in Traunch 1	Number of Shares of Common Stock Subject to Common Stock Purchase Warrants to be Issued in Traunch 1
Pequot Funds	$182,000	18,353,644	13,313,644
Sherleigh Defined Benefit Plan	$98,000	3,920,000	3,920,000
Ronald I. Heller IRA	$35,000	1,400,000	1,400,000
E4 LLC/Joseph Esposito	$35,000	2,800,000	2,800,000
Total	$350,000	26,473,644	21,433,644

The offer and sale of these securities was claimed exempt from the registration provisions of the Securities Act by reason of Section 4(2) thereof and Regulation D thereunder. Management made its determination of the availability of such exemption based upon the facts and circumstances surrounding the transactions, including the representations and warranties made by the investors and the fact that restrictive legends were placed on the notes and the warrants.

Item 9.01 Financial Statements and Exhibits.

Exhibits

Exhibit 10.01 - Master Restructuring Agreement, dated as of July 10, 2008, by and among Aduromed Industries, Inc., Aduromed Corporation and the investors named on the signature pages thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADUROMED INDUSTRIES, INC.

By: /s/ Damien R. Tanaka
Damien R. Tanaka
Chairman, President and CEO

Dated: July 14, 2008